Exhibit 99.1

Cirrus Logic to Present at Morgan Stanley Conference

AUSTIN, Texas--(BUSINESS WIRE)--February 17, 2015--Cirrus Logic, Inc. (Nasdaq: CRUS) today announced that Jason Rhode, president and chief executive officer, will present at the Morgan Stanley Technology, Media and Telecom Conference at The Palace Hotel in San Francisco at 10:30 a.m. PST on Thursday, March 5. A live webcast of the presentation will be available on the company's investor relations website http://investor.cirrus.com. An archived replay of the webcast will be available on the website following the event.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio, industrial and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Australia, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc.

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com